                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 333-45377) of our reports, dated April 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports appear in the Annual Report on Form 10-K of Brooke Group Ltd. for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 333-45377) of our report, dated March 30, 1998, on our audit of the consolidated financial statements of New Valley Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report appears in the Annual Report on Form 10-K of Brooke Group Ltd. and Subsidiaries for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts".





/s/ Coopers & Lybrand L.L.P.

Miami, Florida
April 22, 1998